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                                                                   Exhibit 10.20


                                THOMAS K. O'MARA

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is entered into on February 1, 2002, by and between Thomas K. O'Mara, an individual ("Executive"), and Autocam Corporation (the "Company").

         1.       Employment by the Company and Term.

                  (a) Full Time and Best Efforts. Subject to the terms set forth herein, the Company agrees to employ Executive as its Vice President of Sales and Marketing, and in such additional executive capacities as may be requested from time to time by the Board of Directors of the Company (the "Board") or a duly authorized committee thereof, and Executive hereby accepts such employment. Executive shall render such other services for the Company and corporations controlled by, under common control with or controlling, directly or indirectly, the Company, and to successor entities and assignees of the Company ("Company Affiliates") as the Company may from time to time reasonably request and as shall be consistent with the duties Executive is to perform for the Company and Executive's experience.

                  (b) Duties. During the term of his employment with the Company, Executive will devote substantially his full working time, attention and efforts to advance the business and welfare of the Company, and will not engage in any other employment or business activities for any direct or indirect remuneration that would be directly harmful or detrimental to, or that may compete with, the business and affairs of the Company, or that would interfere with his duties hereunder. Executive shall perform such duties as are customarily associated with his position, consistent with the Bylaws of the Company and as reasonably required by the Board.

                  (c) Company Policies. The employment relationship between the parties shall be governed by the general employment policies and practices of the Company, including, but not limited to, those relating to protection of confidential information and assignment of inventions related to the business of the Company and arising directly out of Executive's employment hereunder; provided, however, that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

                  (d) Term. The initial term of employment of Executive under this Agreement shall begin as of February 1, 2002 for an initial term ending on January 31, 2007 (such five (5) year period, the "Initial Term"), subject to the provisions for termination set forth herein and renewal as provided in Section 1(e) below.

                  (e) Renewal. Unless either party shall have given the other notice that this Agreement shall not be renewed at least ninety (90) days prior to the end of the Initial Term, the term of this Agreement shall be automatically extended for a period of one year, such procedure


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to be followed in each such successive period. Each extended term shall continue to be subject to the provisions for termination set forth herein.

         2.       Compensation and Benefits.

                  (a) Salary. During the term hereof, Executive shall receive for services to be rendered hereunder a salary at the rate of One Hundred Forty Thousand Dollars ($140,000) per year (as may be increased from time to time, the "Base Salary"). Executive's salary shall be payable at least as frequently as monthly and according to the Company's normal payroll practices in effect from time to time and shall be subject to payroll deductions as may be necessary or customary in respect of the Company's salaried employees. The Base Salary shall be reviewed by and shall be subject to increase at the sole discretion of the Board each year during the term of this Agreement. The Base Salary may be reduced by the Board consistent with, during any period and in the event of a general reduction of compensation for employees of the Company generally or all executives of the Company specifically and in connection with fiscal conservation measures taken by the Company.

                  (b) Participation in Benefit Plans. During the term hereof, Executive and his immediate family shall be entitled to participate in any group insurance, hospitalization, medical, dental, health, accident, disability or similar plan or program of the Company now existing or established hereafter to the extent that he is eligible under the general provisions thereof and on the terms as established by the Company for its employees generally, or for senior executives of the Company, including payment of the cost thereof. The Company may, from time to time, amend, eliminate or establish additional benefit programs as it deems appropriate.

                  (c) Vacation. Executive shall be entitled to a period of annual vacation time equal to 4 weeks plus 5 personal days in addition to the Company's regularly scheduled paid holidays. The days selected for Executive's vacation must be mutually agreeable to Company and Executive.

                  (d) Life Insurance. The Company agrees that at the execution hereof and upon each anniversary hereof during Executive's employment with the Company, the Company will pay an amount up to 10% of Executive's Base Salary plus annual bonus pursuant to Section 3, below, as may be elected by the Executive, but not less than the sum of Thirty Thousand Dollars ($30,000.00), as ordinary premiums as they become due on policies of insurance on the Executive's life and owned by the Executive. These payments and policies shall be subject to reimbursing the Company for all premiums paid by it in accordance with the terms of a normal so called collateral assignment split-dollar agreement at the time of payment or other distribution under such policies of proceeds to Executive or Executive's estate; provided, however, that all such policies shall be distributed to Executive (without any reimbursement to the Company and with the collateral assignment split dollar agreement terminated) as a bonus immediately upon the occurrence of any of the following:


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                           (i) Change of Control. At any time after a Change of
Control as defined in paragraph 6(d)(iii) below, any termination of this benefit or any involuntary termination of Executive's employment with Company.

                           (ii) Retirement. Any voluntary or involuntary
termination of Executive's employment with Company at any time after Executive has attained the age of 60 years.

                           (iii) Termination. Any involuntary termination of
Executive's employment with Company at any time, including in the event of a Disability.

                           (iv) Plan Termination. Upon termination of this plan
by the Company.

                           (v) Change of Conditions. In the event that
Executive's principal place of employment with Company is changed to a location more than thirty (30) miles from the boundary of the corporate limits of Grand Rapids, Michigan without Executive's consent or Executive suffers a material reduction in the aggregate of cash compensation and benefits which is not in proportion to a general reduction for salaried employees of Company.

                  (e) Club Membership. The Company shall pay all dues and assessments for a family membership at Blythefield Country Club for Executive. All other expenses for monthly or annual minimums, locker, club storage, meals, events and the like are the responsibility of the Executive.

                  (f) Car Allowance. The Company will pay Executive a monthly car allowance of Six Hundred ($600.00) which will be included in your annual compensation

                  (g) Withholding. All payments under this agreement will be made subject to and are less standard withholdings for tax and social security purposes.

                  (h) Disability. All compensation payable hereunder shall be reduced by the amount of any disability insurance benefit payments made to Employee during the term hereof as the result of any insurance policy paid for by the Company.

                  (g) Retirement Plans. During the term hereof, Executive shall be entitled to participate in any retirement plan or program of the Company now existing or established hereafter to the extent that he is eligible under the general provisions thereof and on the terms as established by the Company for its employees generally or for senior executives of the Company, including payment of the cost thereof. The Company may, from time to time, amend, eliminate or establish retirement plans as it deems appropriate.

         3. Annual Bonuses. Executive shall be entitled to an annual merit performance award as set out on Exhibit 3 hereto in accordance with the provisions thereof as it relates to the return on invested capital experienced by the Company. All bonuses are payable only in the event that you are employed as a full time employee of the Company under this agreement on the last day of the fiscal year for which a bonus is applicable, no part of any bonus shall accrue or be


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paid otherwise and all bonuses are subject to applicable requirements for withholdings for tax and social security purposes. In the event that a bonus is not required under the terms of Exhibit 3, Executive shall never the less be entitled to a bonus of some other amount to be determined by the Chief executive officer of the Company in his discretion according to the performance of the Company and the individual contributions and effort of the Executive during the period considered.

         4. Options. The Company has establish a stock option program for senior executive officers and Executive has been granted options to purchase shares of the parent of Company, Titan Holdings, Inc., pursuant to such plan.

         5. Reasonable Business Expenses and Support. The Company shall provide to Executive such office space, furniture, materials, supplies and secretarial and other staff help as are necessary or appropriate to his duties hereunder. Executive shall be reimbursed for documented and reasonable business expenses in connection with the performance of his duties hereunder.

         6. Termination of Employment. The date on which Executive's employment by the Company ceases, under any of the following circumstances, shall be defined herein as the "Termination Date."

                  (a)      Termination for Cause.

                           (i) Termination; Payment of Accrued Salary and
Vacation. The Board may terminate Executive's employment with the Company at any time for Cause, immediately upon notice to Executive of the circumstances leading to such termination for Cause. In the event that Executive's employment is terminated for Cause, Executive shall receive payment for all accrued Base Salary and vacation time through the Termination Date, which in this event shall be the date upon which notice of termination is given. The Company shall have no further obligation to pay severance of any kind whether under this Agreement or otherwise nor to make any payment in lieu of notice.

                           (ii) Definition of Cause. "Cause" means the
occurrence or existence of any of the following with respect to Executive, as determined by a majority of the disinterested directors of the Board: (A) a material breach by Executive of his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any Company Affiliates that has not been approved in advance by a majority of the disinterested directors of the Board, which remains uncured after the lapse of 30 days following the date that the Company has given Executive written notice thereof; (B) the repeated material breach by Executive of any duty referred to in clause (A) above as to which at least two (2) written notices have been given pursuant to such clause (A); (C) any act of dishonesty, misappropriation, embezzlement, fraud or similar conduct involving the Company or any Company Affiliate; (D) the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving moral turpitude, which, in any case described in this clause (D), the Board reasonably determines renders Executive unfit to serve in his capacity as an officer or employee of the Company or any Company Affiliate; (E) intentional infliction of any damage of a material nature to any property of the Company or


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any Company Affiliate; or (F) the repeated abuse of any controlled substance or alcohol or any other non-controlled substance which, in any case described in this clause (F), the Board reasonably determines renders Executive unfit to serve in his capacity as an officer or employee of the Company or any Company Affiliate.

                  (b)      Termination by Executive.

                           (i) Breach by Company. Executive shall have the
right, at his election, to terminate his employment with the Company by written notice to the Company to that effect if the Company shall have failed to perform a material condition or covenant of this Agreement or the Company shall have made a change resulting in diminution in Executive's duties, authority, responsibility or compensation without performance or market justification (a "Company Material Breach"); provided, however, that termination for a Company Material Breach will not be effective until Executive shall have given written notice specifying the claimed breach and, provided such breach is curable, the Company fails to cure the alleged breach within thirty (30) days after the receipt of the applicable notice (but within ten (10) days if the failure to perform is a failure to pay movies when due under the terms of this Agreement), or if the Company repeatedly commits a Company Material Breach as to which at least two (2) written notices have been given pursuant to clause 6(b)(i) above.

                           (ii) Other Voluntary Terminations. In the event that
Executive voluntarily terminates employment with the Company other than pursuant to 6(b)(i) above, Executive shall be bound by Sections 7, 8 and 9 below, Company may elect not to pay any severance pay otherwise provided for hereunder and Company's sole remedy under this Agreement shall be to pursue an injunction against, or damages from, Executive for violation of such Sections.

                  (c) Termination Upon Disability. The Company may terminate Executive's employment in the event Executive suffers a disability that renders Executive unable to perform the essential functions of his position, even with reasonable accommodation, for any consecutive ninety (90) days or for any one hundred and eighty (180) days within any two hundred and seventy (270) day period. After the Termination Date, which in this event shall be the date upon which notice of termination is given, Executive shall receive the accrued portion of any Base Salary and vacation hereunder through the Termination Date, less standard withholdings for tax and social security purposes and no further compensation shall be payable under Sections 2(a) or 3 of this Agreement.

                  (d) Termination Without Cause. The Company may terminate Executive's employment at any time for other than Cause or disability, pursuant to the following termination payment requirements.

                           (i) Termination Payments during the Initial Term. In
the event that, during the Initial Term, Executive's employment is terminated
(A) by the Company other than pursuant to paragraph 6(a) or 6(c), or (B) by Executive pursuant to paragraph 6(b), the Company shall pay Executive as severance an amount equal to eighteen (18) months of his then Base Salary. Such severance shall be paid, less standard withholdings for tax and social security purposes, over such term in monthly pro rata payments commencing as of the Termination Date,


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plus the accrued portion of any vacation through the Termination Date, less standard withholdings for tax and social security purposes.

                           (ii) Termination Payments After the Initial Term. In
the event that the term of this Agreement is extended pursuant to Section 1(e) hereof (an "Extension Period"), and during such Extension Period Executive's employment is terminated (A) by the Company other than pursuant to paragraph 6(a) or 6(c), or (B) by Executive pursuant to paragraph 6(b), the Company shall pay Executive as severance an amount equal to twelve (12) months of his then Base Salary, less standard withholdings for tax and social security purposes, payable over such twelve (12) month term in monthly pro rata payments commencing as of the Termination Date, plus the accrued portion of any vacation through the Termination Date, less standard withholdings for tax and social security purposes.

                           (iii) Termination On Change of Control. In the event
that Executive's employment is involuntarily terminated within 180 days of a "Change of Control" of Company, the Company shall pay Executive as severance an amount equal to twenty four (24) months of his then Base Salary plus a bonus equal to the average of the bonus paid to Executive in respect of the two most recent completed fiscal years of the Company and prorated according to the number of days in the current fiscal year Executive was employed, less standard withholdings for tax and social security purposes, payable over such twenty four
(24) month term in monthly pro rata payments commencing as of the Termination Date, plus the accrued portion of any vacation through the Termination Date, less standard withholdings for tax and social security purposes. "Change of Control" means with respect to the Company (x) any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, (y) any transaction as a result of which any person or group other than Aurora Capital Partners II L.P. ("ACP") Controls the Company, or (z) a reorganization, merger (not including a merger to effectuate a reincorporation of the Company) or consolidation of the Company as a result of which the outstanding securities of the class then owned by or subject to an option to purchase by the Executive are exchanged for or converted into cash, property and/or securities not issued by the Company, which reorganization, merger or consolidation shall have been affirmatively recommended to the stockholders of the Company by the Board. "Control" means the possession, directly or indirectly, of the ownership of a majority of the voting securities of the Company or the owner of all of the outstanding capital stock of the Company. In the event that Executive has not been offered a position with the Company for a term of not less than one year following the date of the Change of Control without a reduction or proposed reduction in the aggregate compensation package of Executive compared to that as in effect on the date of Change of Control and with Executive's principal place of employment with Company at a location not more than thirty (30) miles from the boundary of the corporate limits of Grand Rapids, Michigan and if Executive terminates employment prior to the 180 day period provided above, Executive will be deemed to have been terminated involuntarily.

                           (iv) Breach. The Company shall not be obligated to
pay any termination payments under clauses 6(d)(i), (ii) or (iii) above if Executive breaches the provisions of Sections 7, 8 or 9 below.


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                  (e) Benefits Upon Termination. All benefits provided under paragraph 2(b) hereof shall be extended, at Executive's election and the Company's cost, to the extent permitted by the Company's insurance policies and benefit plans, for a period following the Termination Date equal to one (1) year or, if greater, throughout the period during which Executive is paid severance hereunder, except (a) as required by law (e.g., COBRA health insurance continuation election) or (b) in the event of a termination pursuant to paragraph 6(a).

                  (f) Termination Upon Death. If Executive dies prior to the expiration of the term of this Agreement, the Company shall (i) continue coverage of Executive's dependents (if any) under all benefit plans or programs of the type listed in paragraph 2(b) for such periods as the Company's policy with respect thereto applies for executives of the Company generally, but not less than 12 months or the maximum then allowed by law if less, and (ii) pay to Executive's estate or designated beneficiary the accrued portion of any Base Salary and vacation through the Termination Date, less standard withholdings for tax and social security purposes.

                  (g) Non-Renewal. In the event that the Company elects, pursuant to Section 1(e) hereof, not to renew this Agreement at the end of the Initial Term or any Extension Period, the Company shall pay Executive as severance upon a termination thereafter as provided in Section 6, other than
Section 6(d)(iii); provided, however, that the Company shall not be obligated to pay any such severance amounts if Executive breaches the provisions of Sections 7, 8 or 9 below. In the event of such non-renewal of this Agreement, Executive shall be entitled to receive benefits for the period and subject to the terms set forth in Section 6(e) hereof.

         7. Proprietary Information Obligations. During the term hereof, Executive will have access to and become acquainted with the Company's and the Company Affiliates' confidential and proprietary information, including, but not limited to, information or plans regarding the Company's and the Company Affiliates' customer relationships, personnel or sales, marketing, pricing and financial operations and methods; trade secrets; formulas; devices; secret inventions; processes; and other compilations of information, records and specifications (collectively "Proprietary Information"). Executive shall not disclose any of the Company's or the Company Affiliates' Proprietary Information, directly or indirectly, or use it in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of his employment by the Company or as authorized in writing by the Company. All files, records, documents, computer-recorded information, drawings, specifications, equipment and similar items relating to the business of the Company or the Company Affiliates, whether prepared by Executive or otherwise coming into his possession, shall remain the exclusive property of the Company or the Company Affiliates, as the case may be, and shall not be removed from the premises of the Company under any circumstances whatsoever without the prior written consent of the Company, except when (and only for the period) necessary to carry out Executive's duties hereunder, and if removed shall be immediately returned to the Company upon any termination of his employment; provided, however, that Executive may retain copies of documents reasonably related to his interest as a stockholder and any documents that were personally owned, which copies and the information contained therein Executive agrees not to use for any business purpose. Notwithstanding the foregoing, Proprietary Information shall not include (i) information that is or becomes generally public knowledge or public except through


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disclosure by Executive in violation of this Agreement and (ii) information that may be required to be disclosed by applicable law.

         8. Noninterference; Noncompetition. Executive agrees that during the term of this Agreement and throughout that period after the termination hereof during which Executive is paid severance pursuant to Section 6(d)(i) or 6(d)(ii) hereof, but not for any period that Company has elected not to pay severance pursuant to its election under section 6(b)(ii) (the "Severance Period"), Executive shall not, directly or indirectly, except on behalf of the Company and its respective Affiliates:

                  (a) engage, invest, participate or be interested in any business, enterprise or operation competing with the Company or any of its Affiliates with respect to the Business in any of the Territories; or

                  (b) have any interest in, own, manage, operate, control, be connected with as a stockholder (other than as a stockholder of less than one percent (1%) of the issued and outstanding stock of a publicly held corporation), joint venturer, officer, director, agent, lender, representative, partner, employee or consultant, or otherwise engage or invest or participate in any business that shall compete with the Business, whether conducted by the Company, any Affiliate of the Company or any of their successors in any of the Territories; or

                  (c) solicit or hire any existing or future employee of the Company, any Affiliate of the Company or any of their respective Affiliates or successors; or

                  (d) solicit or encourage any material customer or supplier of the Company or any of its Affiliates to terminate or adversely alter in any material respect any relationship such person may have with the Company, any of its Affiliates or any of their successors.

         As used herein, the term "Business" means the precision machining industry and the term "Territories" means the United States of America.

         9.       Miscellaneous.

                  (a) Notices. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of two days following personal delivery (including personal delivery by telecopy or telex), or the fourth day after mailing by first class mail to the recipient at the address indicated below:

         To the Company:

                  Autocam Corporation
                  4070 East Paris Avenue
                  Kentwood, MI  49512
                  Attention:  Chief Financial Officer
                  Telecopier No:  616-698-6876


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                  With a copy to:

                  Autocam Corporation
                  4070 East Paris Avenue
                  Kentwood, MI  49512
                  Attention:  Director of Human Resources
                  Telecopier No:  616-698-6876


                  To Executive:

                  Thomas K. O'Mara
                  844 Gladstone
                  East Grand Rapids, Mich.  49506


                  With a copy to:


or to such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party.

                  (b) Severability. Any provision of this Agreement that is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this paragraph, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

                  (c) Entire Agreement. This document, together with any noncompetition, confidentiality or similar agreement entered into as part of the normal employment procedure of Company, constitute the final, complete and exclusive embodiment of the entire agreement and understanding between the parties hereto related to the subject matter hereof and supersedes and preempts any prior or contemporaneous understandings, agreements, or representations by or between such parties, written or oral.

                  (d) Counterparts. This Agreement may be executed on separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same agreement.

                  (e) Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors and assigns, except that Executive may not assign any of his duties hereunder, and he may not assign any of his rights hereunder without the prior written consent of the Company, and except that the Company may not assign any of its rights hereunder except by operation of a merger or other business combination.


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                  (f) Amendments; No Third Party Beneficiaries. No amendments or other modifications to this Agreement may be made except by a writing signed by both parties hereto. No amendment or waiver of this Agreement requires the consent of any individual, partnership, corporation or other entity not a party to this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.

                  (g) Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of Michigan without giving effect to principles of conflicts of law.

                  (h) Death After Termination. In the event of the death of Executive after his termination of employment with the Company and while severance payments are being made by the Company as provided herein, the entire amount of severance payment due and unpaid, as determined at the Termination Date, shall be paid to Executive's estate without reduction.

         10.      Arbitration.

                  (a) Any disputes or claims arising out of or concerning the Executive's employment or termination by the Company, whether arising under theories of liability or damages based upon contract, tort or statute, shall be determined exclusively by arbitration before a single arbitrator in accordance with the commercial transactions arbitration rules of the American Arbitration Association, except as modified by this Agreement. The arbitrator's decision shall be final and binding on both parties. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. In recognition of the fact that resolution of any disputes or claims in the courts is rarely timely or cost-effective for either party, the Company and Executive enter this mutual agreement to arbitrate in order to gain the benefits of a speedy, impartial and cost-effective dispute resolution procedure.

                  (b) Any arbitration shall be held in Grand Rapids, Michigan. The arbitrator shall be an attorney with substantial experience in commercial transactions, selected by the parties alternately striking names from a list of five such persons provided by the American Arbitration Association (AAA) office located nearest to Grand Rapids, Michigan, following a request by the party seeking arbitration for a list of five such attorneys with substantial professional experience in commercial transactions. If either party fails to strike names from the list, the arbitrator shall be selected from the list by the other party.

                  (c) Each party shall have the right to take the deposition of one individual (provided that if arbitrable disputes or claims have been consolidated, pursuant to Section 10(g) below, such number will be three) and any expert witness designated by the other party. Each party shall also have the fight to propound requests for production of documents to any party and the right to subpoena documents and witnesses for the arbitration. Additional discovery may be made only where the arbitrator selected so orders upon a showing of substantial need. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.


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                  (d) The Company and Executive agree that they will attempt, and they intend that they and the arbitrator should use their best efforts in that attempt, to conclude the arbitration proceeding and have a final decision from the arbitrator within one hundred twenty (120) days from the date of selection of the arbitrator; provided, however, that the arbitrator shall be entitled to extend such 120-day period for a total of two (2) one hundred twenty
(120) day periods. The arbitrator shall immediately deliver a written award with respect to the dispute to each of the parties, who shall promptly act in accordance therewith.

                  (e) The Company shall pay the fees and expenses of the arbitrator. Each party shall pay its own attorneys' fees and costs including, without limitation, fees and costs of any experts. However, attorneys' fees and costs incurred by the party that prevails in any such arbitration commenced pursuant to this Section 10 or any judicial action or proceeding seeking to enforce the agreement to arbitrate disputes as set forth in this Section 10 or seeking to enforce any order or award of any arbitration commenced pursuant to this Section 10 may be assessed against the party or parties that do not prevail in such arbitration in such manner as the arbitrator or the court in such judicial action, as the case may be, may determine to be appropriate under the circumstances. If any party prevails on a statutory claim that entitles the prevailing party to reasonable attomeys' fees (with or without expert fees) as part of the costs, the arbitrator may award reasonable attorneys' fees (with or without expert fees) to the prevailing party in accord with such statute. Any controversy over whether a dispute is an arbitrable dispute or as to the interpretation or enforceability of this paragraph with respect to such arbitration shall be determined by the arbitrator.

                  (f) In a contractual claim under this Agreement, the arbitrator shall have no authority to add, delete or modify any term of this Agreement.

                  (g) In the event that arbitrable disputes or claims arise between Executive and the Company under this Agreement and one or more additional agreements to which Executive, on the one hand, and any one or more of the Company or Titan Holdings, Inc., on the other hand, are parties, Executive shall consent to the consolidation and determination of all such disputes and/or claims in a single arbitration to be held in Grand Rapids, Michigan, notwithstanding any different location designated by another agreement under which one or more of the disputes or claims to be arbitrated has arisen.




                     BALANCE OF PAGE LEFT INTENTIONALL BLANK



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IN WITNESS WHEREOF, the parties have executed this Employment Agreement effective as of the date first above written.

                                   /s/ Thomas K. O'Mara
                                   -----------------------------------
                                   Thomas K. O'Mara


                                   Autocam Corporation


                                   By: /s/ John C. Kennedy
                                       -------------------------------
                                       John C. Kennedy, President



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                                    EXHIBIT 3

                            EXECUTIVE BONUS SCHEDULE

         If the Company's Return on Invested Capital (ROIC) for the 12 month period for which a bonus is being calculated is less than 25%, the bonus payout will be subjectively determined. In the event that the ROIC is 25% or greater a bonus will be paid according to the following schedule:

           ROIC                                        BONUS
           ----                                        -----

At least 25% but less than 26%                   75% of Base Salary.

At least 26% but less than 27%                   97% of Base Salary.

At least 27% but less than 28%                  106% of Base Salary.

At least 28% but less than 29%                  115% of Base Salary.

At least 29% but less than 30%                  123% of Base Salary.

At least 30% but less than 31%                  132% of Base Salary.

At least 31% but less than 32%                  141% of Base Salary.

At least 32% but less than 33%                  150% of Base Salary.

At least 33% but less than 34%                  158% of Base Salary.

At least 34% but less than 35%                  168% of Base Salary.

At least 35% and greater                        176% of Base Salary.

         ROIC is (i) six times earnings before payment of or provision for interest, taxes, deprecation and amortization ("EBITDA") for the Company for the period minus (ii) interest bearing debt as of the end of such period (iii) with the result divided by original equity of the Company plus any subsequent contributions to equity. EBITDA and ROIC shall be calculated by the Company on a consolidated basis according to its regular policies and practices and generally accepted accounting procedures.